STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into by and between ZST Digital Networks, Inc. (“Company”), a Delaware corporation, and John Chen, M.D. (“Optionee”), effective on October 20, 2009.  (Company and Optionee are sometimes referred to herein as “party” or collectively as the “parties.”)

RECITALS

WHEREAS, the Company has entered into an employment agreement dated as of October 8, 2009 for the purpose of retaining the services of the Optionee in the service of the Company (or any Parent or Subsidiary) (the “Employment Agreement”);

WHEREAS, Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Employment Agreement in connection with the Company’s grant of an option to Optionee.  All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Grant of Option.  The Company hereby grants to Optionee, on October 20, 2009 (the “Grant Date”), an option to purchase up to Twenty-Five Thousand (25,000) shares of Common Stock (the “Option Shares”).  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at $8.00 per share (the “Exercise Price”).

2.           Option Term.  This option shall have a term of five (5) years measured from the Grant Date (the “Expiration Date”) and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5.

3.           Limited Transferability.

(a)           This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)           As a Non-Statutory Option, this option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.           Dates of Exercise.  This option shall become immediately exercisable on the Grant Date, but to the extent exercised, will be subject to a repurchase right of the Company specified in Paragraph 10, which will lapse as follows: 50% of this option and Option Shares will vest six (6) months after the Grant Date and the remaining 50% will vest twelve (12) months after the Grant Date (the “Vesting Schedule”).

5.           Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)           Should Optionee cease to remain in Service for any reason (other than Optionee’s termination of his employment without Good Reason or the Company’s termination of Optionee’s employment for Cause) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of thirty (30) days (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)           During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule or the special vesting acceleration provisions of Paragraph 6.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.  To the extent Optionee is not vested in one or more Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(c)           Should Optionee’s Service be terminated by Optionee without Good Reason or by the Company for Cause, then this option shall terminate immediately and cease to remain outstanding.

6.           Accelerated Vesting.  In the event that Optionee’s Service is terminated by the Company for Cause or by Optionee for Good Reason, then the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares pursuant to the terms of Section 5.

7.           Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.           Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9.           Manner of Exercising Option.

(a)           In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)           Execute and deliver to the Company a Purchase Agreement for the Option Shares for which the option is exercised.

(ii)           Pay the aggregate Exercise Price for the purchased shares in cash or check made payable to the Company.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(A)           in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(B)           to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

(iii)           Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)           Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(v)           Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

 (b)          As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the applicable appropriate legends affixed thereto.

 (c)          In no event may this option be exercised for any fractional shares.

10.           REPURCHASE RIGHTS.  ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

11.           Compliance with Laws and Regulations.

 (a)          The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

 (b)          The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

 (c)           The Company intends that this option not be considered to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed.  Further, the Company may modify this award to the extent necessary to fulfill this intent.

12.           Successors and Assigns.  Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13.           Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.           Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Employment Agreement and are in all respects limited by and subject to the terms of the Employment Agreement.  All decisions of the Board with respect to any question or issue arising under the Employment Agreement or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15.           Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

[SIGNATURES ON FOLLOWING PAGE]

WHEREFORE, the parties hereto have executed this Agreement on the dates indicated below.

ZST DIGITAL NETWORKS, INC.

	By:	/s/ Zhong Bo
Name: Zhong Bo
Title: Chief Executive Officer

JOHN CHEN, M.D.

/s/ John Chen

Address for Notice:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.           Agreement shall mean this Stock Option Agreement.

B.           Board shall mean the Company’s Board of Directors or the Compensation Committee or other similar committee of the Board acting in its capacity.

C.           Cause shall mean (i) the commission of an act or acts of dishonesty, fraud, embezzlement, or misappropriation of funds or proprietary information by Optionee in connection with his employment duties or responsibilities; or (ii) Optionee’s conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude (other than minor traffic violations); or (iii) Optionee materially breaches his obligations under the Employment Agreement, including failure to perform his job duties satisfactorily or failure to follow the Company’s policies or any directive of the Company, if such failure or refusal is not cured by Optionee within ten (10) days after receiving written notice of such from the Company; or (iv) Optionee’s willful or gross misconduct in connection with his employment duties.

D.           Code shall mean the Internal Revenue Code of 1986, as amended.

E.           Common Stock shall mean the Company’s common stock, $0.0001 par value per share.

F.           Company shall mean ZST Digital Networks, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of ZST Digital Networks, Inc.

G.           Employee shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H.           Employment Agreement shall mean that certain employment agreement dated October 8, 2009 by and between the Company and Optionee.

I.           Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.           Exercise Price shall have the meaning set forth in Paragraph 1 of the Agreement

K.           Expiration Date shall have the meaning set forth in Paragraph 2 of the Agreement, unless sooner terminated in accordance with Paragraph 5.

L.           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time not listed on any Stock Exchange, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

M.           Good Reason shall mean any of the following, without Optionee’s written consent: (a) upon a material breach or default of any term of the Employment Agreement by the Company, or (b) any material reduction in the Optionee’s duties, position, authority or responsibilities with the Company relative to the duties, position, authority or responsibilities in effect immediately prior to such reduction; provided that the Company has not cured or remedied such Good Reason within fifteen (15) days after written notice of the Good Reason from the Optionee.

N.           Grant Date shall.have the meaning set forth in Paragraph 1 of the Agreement

O.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

P.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.           Option Shares shall have the meaning set forth in Paragraph 1 of the Agreement.

R.           Optionee shall mean John Chen, M.D.

S.           Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.           Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit A to this Agreement.

U.           Service shall mean the Optionee’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

V.           Stock Exchange shall mean the NYSE Amex, New York Stock Exchange, Nasdaq Global Market, Nasdaq Capital Market or the OTC Bulletin Board.

W.           Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.           Vesting Schedule shall have the meaning set forth in Paragraph 4 of the Agreement.

Exhibit A

Form of Stock Purchase Agreement